CSFB 04-8

Group 16

Pay rules

1.

Pay the NAS Priority Amount to the 16N1

2.

Pay to the 16S1, 16S2 and the 16L1 in that order until retired.

3.

Pay to the 16N1 until retired.

Notes

Pxing Speed =  325 PSA

Nas Bonds – =16N1 standard Nas bond, 60 mos of hard lockout.

o

**Apply shift to both sched prin and prepay prin

o

Nas Priority Amount = (Nas% x Shift%) x (sched + prepays)

o

Shift % = Standard Shift Schedule

o

Nas % = (16N1 balance) / (Group 16 Non PO Balance)

Settlement = 11/30